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                                                                      Exhibit 16


PricewaterhouseCoopers
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                                                      PricewaterhouseCoopers LLP
                                                      100 East Broad Street
                                                      Suite 2100
December 7, 1998                                      Columbus OH 43215-3671
                                                      Telephone (614) 225 8700
                                                      Facsimile (614) 224 1044





Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Neoprobe Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 7, 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP


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